Exhibit 99.1

Nukkleus Inc. Successfully Resolves Nasdaq Delisting Threat, Achieving Compliance Across All Key Parameters

NEW YORK, Jan. 16, 2025 /PRNewswire/ -- Nukkleus, Inc. (“Nukkleus” or the “Company”) (NASDAQ: NUKK) announced today that it has been notified on Jan.15, 2025 that it has regained compliance with the market value of listed securities requirement as outlined in Nasdaq Listing Rule 5450(b)(2)(A) and the market value of publicly held shares requirement as outlined in Nasdaq Listing Rule 5450(b)(2&3)(C).

As a result, Nasdaq has officially canceled the hearing scheduled for January 21, 2025, confirming that Nukkleus’s securities will continue to be listed and traded on The Nasdaq Stock Market. This milestone highlights Nukkleus’s commitment to meeting Nasdaq’s rigorous compliance standards and maintaining its position as a publicly traded entity.

Management of the COMpany believes this milestone underscores its effective resolution of all compliance matters with Nasdaq, allowing the Company to continue its pursuit of sustainable growth and delivering lasting value to its stakeholders.

About Nukkleus Inc.

Nukkleus, Inc. (NASDAQ: NUKK) is a Nasdaq company focused on innovative acquisition companies specializing in identifying, acquiring, and transforming high-potential businesses across key sectors, including defense, financial services, real estate, industrial, and technology. Focused on driving growth, innovation, and operational excellence, Nukkleus combines strategic investments with unparalleled expertise to foster collaboration and sustainable value creation. By leveraging market insights and advanced solutions, the company accelerates growth and ensures long-term success for its portfolio businesses, reshaping industries and delivering measurable returns for stakeholders.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements” within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “will,” “would,” “expect,” “intend,” “plan,” “objective,” or comparable terminology referencing future events, conditions or circumstances, or the negative of such terms. Although Nukkleus believes that it has a reasonable basis for the forward-looking statements contained in this press release, they are based on management’s current beliefs and expectations about future events and circumstances and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Risk factors described under “Risk Factors” in Nukkleus’ most recently filed annual report on Form 10-K, as updated from time to time in its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Nukkleus undertakes no obligation to update any forward-looking statement contained in this press release to reflect events that occur or circumstances that exist after the date of this press release, except as required by law

For more information, please contact:
YAIR OHAYON
CMO
Email: l@nukk.com